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                                  EXHIBIT 3.2

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                                    BY-LAWS

                                       OF

                              LAFARGE CORPORATION

                          As amended October 26, 1993



                                   ARTICLE I

                                  STOCKHOLDERS

        SECTION 1.01. Annual Meetings. The Corporation shall hold each year an annual meeting of the stockholders for the election of directors and the transaction of any other business within the powers of the Corporation. Annual meetings of stockholders shall be held on such day during the period April l5th to May 14th of each calendar year as shall be designated by the Board of Directors and at a time stated in the notice of meeting. Any business of the Corporation may be considered at an annual meeting without the purpose of such business being specified in the notice, except such business as is specifically required by statute or by the Articles of Incorporation to be specified in the notice. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect any otherwise valid corporate acts.

        SECTION 1.02. Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board, the Vice Chairman of the Board, the President and Chief Executive Officer, a majority of the Board of Directors or by any other person specified in the Charter. Special meetings of the stockholders shall also be called by the Secretary upon

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the written request of stockholders entitled to cast at least twenty-five per cent (25%) of all the votes entitled to be cast at such meeting; provided, however, that a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months, unless a meeting is requested by stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting. In any case in which a special meeting is called by written request of the stockholders, such request shall state the purpose of the meeting and the matters proposed to be acted on at it.

        SECTION 1.03. Place of Meetings. Except as limited by statute, all meetings of stockholders shall be held at such place within or without the State of Maryland as shall be determined from time to time by the Board of Directors and stated in the notice of meeting.

        SECTION 1.04. Notice of Meetings. Except as provided below, not less than ten (10) days nor more than ninety (90) days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or if otherwise required by statute, the purpose or purposes for which the meeting is called, either by mailing it to him at his address as it appears on the records of the corporation or by delivering it to him personally or by leaving it at his residence or usual place of business. If a special meeting is called by the stockholders, the Secretary shall inform the stockholders who make the





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request of the reasonably estimated cost of preparing and mailing a notice of the meeting, and on payment of these costs to the Corporation shall notify each stockholder entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing provisions, a written waiver of any required notice regarding any stockholder meeting, signed by the person or persons entitled to such notice, whether before or after the holding thereof, and filed with the records of the meeting, or by actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such person.

        SECTION 1.05. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, or, if he is not present, by the Vice Chairman of the Board, or, if he is not present, by the President and Chief Executive Officer, or, if he is not present, by a Vice President, or, if none of said officers is present, by a chairman to be elected at the meeting. The Secretary or, if he is not present, any Assistant Secretary, shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

        SECTION 1.06. Quorum. Unless otherwise provided in the Charter, at any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall constitute a quorum; but this Section shall not affect any requirement under statute or under the Charter for the vote





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necessary for the adoption of any measure. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at any meeting as originally notified. In the event that at any meeting a quorum exists for the transaction of some business, but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place at a date not to exceed more than 120 days after the original record date, and no notice need be given of any such adjourned meeting other than by announcement.

        SECTION 1.07. Proxies. A stockholder may vote the shares owned of record by him either in person or by a written proxy signed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. A proxy need not be sealed, witnessed or acknowledged.

        SECTION 1.08. Votes Required. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless otherwise provided by statute or by the Charter. Unless the Charter provides for a greater or





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lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

        SECTION 1.09. Voting. In all elections for directors every stockholder shall have the right to vote, in person or by proxy, each share of stock owned of record by him, for as many persons as there are directors to be elected and for whose election the share is entitled to be voted. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of the voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by a stockholder or stockholders, present at a meeting, in person or by proxy, entitled to cast ten per cent (10%) of the votes entitled to be cast thereat, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. If inspections are demanded by the stockholders or ordered by the chairman, the stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting shall appoint such inspector or inspectors.





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No candidate for election as a director at a meeting shall serve as an inspector thereat.

        SECTION 1.10. Informal Action by Stockholders. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if there is filed with the minutes of proceedings of stockholders a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting, but not entitled to vote at it.

        SECTION 1.11. Voting Rights of Certain Control Shares. Notwithstanding any other provision of the Charter of the Corporation or these By-laws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor by-law, apply to any prior or subsequent control share acquisition.

                                   ARTICLE II

                               BOARD OF DIRECTORS

        SECTION 2.01. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the





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Board of Directors, except as conferred upon or reserved to the stockholders by statute, the Charter or the By-Laws.

        SECTION 2.02. Number of Directors. The number of directors of the Corporation which shall constitute the whole Board shall be sixteen (16). By vote of a majority of the entire Board of Directors, the number of directors fixed by the Charter or by the By-Laws may be increased or decreased, from time to time, not to exceed sixteen (16) nor to be less than three (3) directors, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board. Directors need not be stockholders in the Corporation or residents of the State of Maryland.

        SECTION 2.03. Election of Directors. At each annual meeting, the stockholders shall elect directors to hold office until the next succeeding annual meeting or until their successors are elected and qualify. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office, except as otherwise provided by statute, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed directors. In case such a removal occurs but the stockholders entitled to vote thereon fail to fill any resulting vacancies, such vacancies may be filled by the Board of Directors pursuant to Section 2.04. Any director may resign at any time upon written notice to the Corporation.

        SECTION 2.04. Vacancies. Subject to Section 2.03, any vacancy occurring in the Board of Directors for any cause other than by reason





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of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors as constituted prior to such increase. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of the stockholders or until his successor is elected and qualifies.

        SECTION 2.05. Regular Meetings. After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business; and in the event that no other time is designated by the stockholders, the Board of Directors shall meet promptly following the close of such meeting on the day of such meeting. Such first meeting shall be held at such place within or without the State of Maryland as may be designated by the stockholders, or in default of such designation at the place designated by the Board of Directors for such first regular meeting, or in default of such designation at the place of the holding of the immediately preceding annual meeting of stockholders. No notice of such first meeting shall be necessary if held as hereinabove provided. Other regular meetings of the Board of Directors may be held on such dates and at such places within or without the State of Maryland as may be designated from time to time by the Board of Directors and no additional notice of such regular meetings shall be required.

        SECTION 2.06.  Special Meetings.  Special Meetings of the Board of





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Directors may be called at any time by the Chairman of the Board, by the
President and Chief Executive Officer, or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the State of Maryland as may be designated from time to time by the Board of Directors.

        SECTION 2.07. Notice of Meetings. Notice of the place, day and hour of every special meeting shall be given to each director at least forty-eight
(48) hours before the time of the meeting, by delivering the same to him personally, by telephone, by telegraph, or by delivering the same at his residence or usual place of business, or, in the alternative, by mailing such notice no later than the seventh day preceding the day upon which the meeting is to be held, postage paid, and addressed to him at his last known post office address, according to the records of the Corporation; provided, however, that if the person calling the meeting is of the opinion that the matters to be considered thereat involve an emergency, notice of such meeting shall be given by such means and within such time preceding the time at which the meeting is to be held as the person calling the meeting shall in his discretion deem reasonable and appropriate under the circumstances. Unless required by a resolution of the Board of Directors, no notice of any meeting of the Board of Directors and no waiver of notice of any such meeting need state the business to be transacted thereat. No notice of any meeting of the Board of Directors need be given to any director who attends such meeting, or to any director who signs a waiver of notice of such meeting, either before or after the holding thereof, and such waiver is





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filed with the records of the meeting. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

        SECTION 2.08. Quorum. At all meetings of the Board of Directors, a majority of the entire Board of Directors, but in no event fewer than two (2) directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise provided by statute, by the Charter or by the By-Laws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be necessary to elect and pass any measure. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        SECTION 2.09. Compensation. The Board of Directors may provide for the payment to directors of stated amounts annually for services incident to serving as directors and committee members, or in the alternative, a fixed sum for attendance at each meeting of the Board of Directors or committees thereof, Directors shall be reimbursed by the Corporation for reasonable expenses incurred in attending such meetings. Except as otherwise provided by the Board of Directors, the receipt of amounts or sums authorized hereby shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.





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        SECTION 2.10.  Informal Action by Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a unanimous written consent which sets forth such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

        SECTION 2.11. Telephone Meetings. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                 ARTICLE III

                                  COMMITTEES

        SECTION 3.01. Committees. The Board of Directors may appoint from among the directors an Executive Committee and such other committees, to consist of such numbers of directors, not less than two, as the Board of Directors may from time to time determine. The Board of Directors shall have power at any time to remove any members of the Executive Committee and of each other committee and to fill vacancies therein. When the Board of Directors is not in session, the Executive Committee shall have and may exercise, in the absence of or subject to any restrictions which the Board of Directors may from time to time impose, all of the powers of the Board of Directors in the management of the





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business and affairs of the Corporation, except the power to declare dividends or distributions on stock, to issue stock (except as provided by statute), to recommend to stockholders any action requiring stockholders' approval, to amend the By-Laws, or to approve any merger or share exchange which does not require stockholder approval. Other committees shall have such powers, subject to applicable law, as shall be designated by the Board of Directors from time to time.

        SECTION 3.02. Advisory Committees. The Board of Directors may designate such advisory committees from time to time as the Board of Directors, in its discretion, deems necessary and proper, to perform such duties as may be determined by the Board of Directors at the time of their designation or as may be modified thereafter by the Board of Directors or the Executive Committee; provided, however, that any such advisory committee or committees shall have and may exercise only the power to recommend action to the Board of Directors or the Executive Committee. Each advisory committee shall consist of two or more individuals (with such alternates, if any, as may be deemed desirable) selected by the Board of Directors, who may but need not be members of the Board of Directors.

        SECTION 3.03. Committee Meetings. Meetings of any committee of directors or advisory committee may be called by the Chairman of the Board or the President and Chief Executive Officer of the Corporation or by any member of the committee and may be held at any office of the Corporation or elsewhere, as specified in the notice or waiver of notice of the meeting, upon not less than twenty-four (24) hours notice by telephone or telegram (notice by telegram shall be deemed given upon





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delivery to the telegraph company), upon notice by mail if such notice is mailed postage prepaid not later than the second day preceding the day upon which the meeting is to be held, or upon written waiver of notice given before or after the meeting; provided, however, that if the person calling the meeting is of the opinion that the matters to be considered thereat involve an emergency, notice of the meeting shall be given to each member by such means and within such time preceding the time the meeting is to be held as the person calling the meeting shall in his discretion deem reasonable and appropriate under the circumstances. Notice of any meeting may be given by the Chairman of the Board or the President and Chief Executive Officer of the Corporation, by any member of the committee or by the secretary of the committee. Neither the business to be transacted at, nor the purpose of, any meeting of a committee need be specified in the notice or the waiver of notice of such meeting. Members of any committee may participate in a meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting through such means shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if all members of the committee consent thereto in writing filed with the minutes of the proceedings of the committee. A majority of a committee shall constitute a quorum for the transaction of business, and in the event a quorum is not present at any meeting the member or members present may adjourn the meeting from time to time without further notice until a quorum is present. Each committee





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shall designate one of its members as chairman (except that the Chairman of the
Board of the Corporation shall act as Chairman of the Executive Committee) and shall appoint a secretary (who need not be a member of the committee), who shall keep minutes of its meetings. As soon as practicable, the minutes of each meeting and any writing evidencing action by unanimous consent shall be submitted to the Board of Directors, with or without a report, as such committee may deem appropriate.

                                   ARTICLE IV

                                    OFFICERS

        SECTION 4.01. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board; a Vice Chairman of the Board; a President and Chief Executive Officer; one or more Executive Vice Presidents, one or more Senior Vice Presidents and one or more Vice Presidents as may be determined by the Board of Directors; a Secretary; a Treasurer; and a Controller.

        SECTION 4.02. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a Chairman of the Board from among its members, and a Vice Chairman of the Board, a President and Chief Executive Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, none of whom need be a member of the Board. With the exception of the President and Chief Executive Officer, who may not serve concurrently as a Vice President, any officer may hold more than one office. A person who holds more than





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one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

        SECTION 4.03. Appointed Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        SECTION 4.04. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, except to the extent that the authority to fix such salaries has been delegated by the Board of Directors to designated officers of the Corporation.

        SECTION 4.05. Term of Office. Except as may be otherwise provided by the Board of Directors or in the By-Laws, each officer of the Corporation shall hold office until the first meeting of the Board of Directors after the next annual meeting of stockholders following his election or appointment and until his successor is chosen and qualifies. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by an action of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

        SECTION 4.06. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and the stockholders. He shall have and exercise such powers as are, from time to time, assigned to him by the Board of Directors.





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        SECTION 4.07.  Vice Chairman of the Board.  The Vice Chairman of the
Board shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        SECTION 4.08. President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall report to the Executive Committee and the Board of Directors, shall have and exercise general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect.

        SECTION 4.09. The Vice Presidents. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall, in the absence or disability of the President and Chief Executive Officer and in the order determined by the Board of Directors, perform the duties and exercise the powers of the President and Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        SECTION 4.10. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and the Executive Committee and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors and the Executive Committee in a book to be kept for that purpose and shall perform like duties for the standing committees, if any. He shall give, or cause to be given, notice of all meetings of the





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stockholders and special meetings of the Board of Directors, and shall perform all of the duties incident to the office of secretary of a corporation and such other duties as may be prescribed by the Board of Directors or the President and Chief Executive Officer under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, shall generally assist the Secretary and shall perform such other duties and have such other powers as the President and Chief Executive Officer or the Secretary may from time to time prescribe.

        SECTION 4.11. The Treasurer and Assistant Treasurers. The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursement of corporate funds and securities. Subject to the supervision and direction of the President and Chief Executive Officer or such Vice President or other officer as shall be designated as the Chief Financial Officer of the Corporation, he shall be responsible for: (a) carrying out policies with respect to the approving, granting or extending of credit by the Corporation, (b) the preparation and filing of all income tax returns and all other regular





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and special reports to governmental agencies, and (c) the maintenance of adequate records of authorized appropriations and the determination that all sums expended pursuant thereto are accounted for properly. In general, the Treasurer shall perform the duties incident to the office of treasurer of a corporation and such other duties as may from time to time be assigned to him by the Board of Directors, the President and Chief Executive Officer or by such Vice President or other officer as shall be designated as the Chief Financial Officer of the Corporation. In the absence or disability of the Treasurer or in the event the office of Treasurer is or becomes vacant for any reason, the duties of the Treasurer shall be performed by the Assistant Treasurers in the order designated by the Board of Directors or in the absence of any designation then in the order of their election, unless otherwise determined by the Board of Directors. Each Assistant Treasurer shall generally assist the Treasurer and shall perform such other duties and have such other powers as the President and Chief Executive Officer or the Treasurer may from time to time prescribe.

        SECTION 4.12. Delegation of Duties of Officers. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided that a majority of the entire Board of Directors shall concur therein.





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                                   ARTICLE V

                                     STOCK

        SECTION 5.01. Certificates of Stock. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, the class of stock and the number of shares represented thereby and shall be signed by the Chairman of the Board, the President and Chief Executive Officer or a Vice President and countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, or by a facsimile or facsimiles of the signatures of any of such officers, and sealed with the seal of the Corporation or a facsimile of such seal. If any certificate is signed (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        SECTION 5.02. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation upon the surrender to the Corporation or a transfer agent of a certificate for shares duly





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endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and the Corporation shall thereupon issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors may appoint one or more transfer agents and one or more registrars for any one or more classes of the capital stock of the Corporation.

        SECTION 5.03. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such shares in the name of any other person, whether or not it shall have express or other notice hereof, except as expressly provided by the laws of the State of Maryland.

        SECTION 5.04. Record Dates. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Except as otherwise provided by statute, such date shall not be prior to the close of business on the day the record date is fixed, and in any case shall be not more than ninety (90) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. In lieu of fixing a record date, the

Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

        SECTION 5.05. Stock Ledgers. Original or duplicate stock ledgers, containing the name and address of each stockholder of the Corporation and the number of shares of each class held by each stockholder, shall be kept at the principal executive office of the Corporation.

        SECTION 5.06. Lost Certificates. A new certificate or certificates for shares of stock of the Corporation may, upon the making of an affidavit of that fact by the person claiming a certificate of stock to be lost, stolen or destroyed, be issued in such manner and under such conditions as the Board of Directors may at any time or from time to time prescribe, to replace the certificate alleged to have been lost, stolen or destroyed, provided that the Board of Directors may, in its discretion, require the owner of any such certificate, or his legal representatives, to give the Corporation a bond, with sufficient surety to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate. A new certificate may be issued without requiring any bond when in the judgment of the directors it is proper so to do.

                                   ARTICLE VI

                               FINANCE; CONTRACTS

        SECTION 6.01. Checks; Bank Accounts; Etc. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as from time to time shall be designated by the Board of Directors. Such officers or agents of the Corporation as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of the Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. From time to time there shall be certified to the banks or trust companies in which funds of the Corporation are deposited, the signatures of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by any one of the Chairman of the Board, the Vice Chairman of the Board, the President and Chief Executive Officer, an Executive Vice President, a Senior Vice President, a Vice President or an Assistant Vice President and countersigned by any one of the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer.

        SECTION 6.02. Loans. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons, in such amounts and subject to such terms and conditions as the Board of Directors from time to time shall designate; and, as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills and accounts receivable and other commercial paper and evidences of debt or other securities or any rights or interest at any time held by the Corporation; and, in connection with any of the foregoing, for any loans, advances or other forms of credit so authorized, such officers or agents shall have authority to make, execute and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances or written obligations of the Corporation, on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper, and, also, to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills and accounts receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. From time to time there shall be certified to each bank, trust company, institution, corporation, firm or person so designated, the signatures of the officers or agents so authorized; and each such bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors or the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

        SECTION 6.03. Contracts. Contracts and other instruments in writing which may be properly made or entered into by the Corporation may be executed in its behalf and in its name by any one of the Chairman of the Board, the Vice Chairman of the Board, the President and Chief Executive Officer, an Executive Vice President, a Senior Vice President or a Vice President, under the corporate seal, attested by the Secretary or an Assistant Secretary; provided, that the Board of Directors may by resolution authorize the execution of contracts and other instruments in writing generally or in specific instances in such manner and by such persons as may therein be designated.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

        SECTION 7.01. Fiscal Year. The fiscal year of the Corporation shall be the calendar year beginning on the first calendar day of each year, unless otherwise provided by the Board of Directors.

        SECTION 7.02. Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word "(Seal)" adjacent to the signature of the authorized officer of the Corporation.

        SECTION 7.03. Annual Reports. There shall be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and placed on file within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland. Such statement shall be prepared or caused to be prepared by such executive officer of the Corporation as may be designated in an additional or supplementary by-law adopted by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the President and Chief Executive Officer to prepare or cause to be prepared such statement.

        SECTION 7.04. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

        SECTION 7.05. Voting upon Shares in Other Corporations. Any shares in other corporations or associations, which may from time to time be held by the Corporation, may be voted at any meeting of the stockholders thereof by the President and Chief Executive Officer or a Vice President of the Corporation or by proxy or proxies appointed by the President and Chief Executive Officer or a Vice President of the Corporation. A by-law or a resolution of the Board of Directors may appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

        SECTION 7.06. Amendments. (a) Any and all provisions of the By-Laws may be altered or repealed and new by-laws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and (b) the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws of the Corporation.

        SECTION 7.07. Books and Records. The Corporation shall keep correct and complete books and records of its accounts (including its capital accounts in the manner provided by statute) and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the By-Laws of the Corporation, including any amendments to them, shall be kept at the Corporation's principal office.

        SECTION 7.08. Inspection of Books. The Board of Directors shall determine, subject to law, from time to time, whether, and to what extent and at what time and places and under what conditions and regulations the books, accounts and records of the Corporation or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any book, record, account or document of the Corporation, except as conferred by law or authorized by resolution of the directors. Unless provided otherwise by statute, any request by a stockholder to examine the books, accounts or records of the Corporation shall be referred to the Board of Directors for action at the first meeting thereof following such request to the end that proper consideration may be given to such request in the light of existing circumstances and of applicable provisions of law.

        SECTION 7.09. Dividends. The Corporation, if declared by the Board of Directors at any meeting thereof, may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Corporation's Charter.

        SECTION 7.10. Reserves. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        SECTION 7.11. Severability. The invalidity of any provision of the By-Laws shall not affect the validity of any other provision, and each provision shall be enforced to the extent permitted by law.

        SECTION 7.12. Gender. Whenever used herein, the masculine gender includes all genders.

                                  ARTICLE VIII

                                INDEMNIFICATION

        SECTION 8.01. Required Indemnification of Directors. The Corporation shall indemnify any director made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), unless it is proved that (1) the act or omission of the director was material to the cause of action adjudicated in the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the Proceeding; provided, however, if the Proceeding was one by or in the right of the Corporation, indemnification may not be made in respect of any Proceeding in which the director shall have been adjudged to be liable to the Corporation. The termination of any Proceeding by judgment, order or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this Section. The termination of any Proceeding by conviction, or upon a plea of nolo contendere or its equivalent or entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct set forth in this Section.

        SECTION 8.02. Prohibited Indemnification of Directors. A director shall not be indemnified under Section 8.01 in respect if any Proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

        SECTION 8.03. Indemnification for Successful Defense. Unless limited by the Charter, a director who has been successful, on the merits or otherwise, in the defense of any Proceeding referred to in Section 8.01 shall be indemnified against reasonable expenses incurred by the director in connection with such Proceeding.

        SECTION 8.04. Determination that Indemnification is Proper. Indemnification under Section 8.01 shall not be made by the Corporation unless authorized for a specific Proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 8.01. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the Proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more directors not, at the time, parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board in which the designated directors who are parties may participate, (2) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in (1) above, or, if the requisite quorum of the full Board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full Board in which directors who are parties may participate, or (3) by the stockholders. Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified for selection of such counsel. Shares held by directors who are parties to the Proceeding may not be voted on the subject matter under this Section.

        SECTION 8.05. Payment of Expenses in Advance of Final Disposition. Reasonable expenses incurred by a director who is a party to a Proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the Proceeding upon receipt by the Corporation of (1) a written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and (2) a written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. The undertaking required shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment. Payments under this Section shall be made as provided by the Charter, these By-Laws or contract or as specified in Section 8.04.

        SECTION 8.06. Expenses of Directors Incurred as a Witness. The Corporation shall pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a Proceeding at a time when the director has not been named as a defendant or respondent to the Proceeding.

        SECTION 8.07. Director's Service to Employee Benefit Plan. For purposes of this Article, (1) the Corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the Corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan, (2) excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and (3) action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

        SECTION 8.08. Officers, Employees or Agents. Unless limited by the Charter, (1) an officer of the Corporation shall be indemnified as and to the extent provided in Section 8.03 for a director, (2) the Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corporation or of any subsidiary of the Corporation or a director of such a subsidiary to the same extent that it may indemnify directors of the Corporation under this Article, and (3) the Corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent of the Corporation or of any subsidiary of the Corporation or a director of such a subsidiary who is not a director of the Corporation to such further extent, consistent with law as may be provided by the Charter, the By-Laws, by action of the Board of Directors or by contract.

        SECTION 8.09. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or of any subsidiary of the Corporation, or who, while a director, officer, employee, or agent of the Corporation or of any subsidiary of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against liability under the provisions of this Article. The Corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this Section. The insurance or similar protection provided pursuant to this Section may be provided by a subsidiary or an affiliate of the Corporation.

        SECTION 8.10. Report of Indemnification to Stockholders. Any indemnification of, or advance of expenses to, a director in accordance with this Article, if arising out of a Proceeding by or in the right of the Corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

        SECTION 8.11. Terms. Terms used in this Article, which are not otherwise defined herein, shall have the meaning set forth in Section 2-418 of the General Corporation Law of the State of Maryland.

        SECTION 8.12. Scope. The indemnification and advancement of expenses provided or authorized by this Article shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director, officer, employee or agent of the Corporation or of a subsidiary of the Corporation may be entitled under the Charter, the By-Laws, a resolution of stockholders or directors, an agreement or statute or otherwise, as to action in an official capacity or as to action in another capacity while holding such office, and the provisions of this Article shall not be construed to in any way limit any such other rights.

                                   ARTICLE IX

                                    NOTICES

        SECTION 9.01. Manner of Giving Notice. Whenever under the provisions of the statutes or of the Charter or of the By-Laws, notice is required to be given to any director or stockholder of the Corporation, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such director or stockholder at such address as it appears on the books of the Corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Baltimore, Maryland, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

        SECTION 9.02. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Charter, or of the By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the holding of the meeting or the taking of any other action referred to therein, shall be deemed equivalent thereto.